EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by  reference  in the  following  registration statements of our report dated February 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002 [b] accounting for derivative instruments and hedging activities in 2001 and [c] the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2002.

          Form S-3 Registration Nos.               Form S-8 Registration Nos.
          -----------------------------            -----------------------------
          333-12617                                33-80663
          333-49666                                33-80665
          333-88762                                333-12563
                                                   333-49170
                                                   333-34092



Deloitte & Touche LLP
Hartford, Connecticut
February 28, 2003


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